EXHIBIT 99.1

Platform Specialty Products Corporation Announces First Quarter 2015 Financial Results

  191.1% reported sales growth
  9.6% organic pro forma as adjusted net sales growth on a constant currency basis
  6.7% pro forma as adjusted sales decline in actual currency due to foreign exchange headwinds
  184.4% adjusted EBITDA growth
  22.0% Organic pro forma as adjusted EBITDA growth
  0.5% pro forma as adjusted EBITDA growth in actual currency

WEST PALM BEACH, Fla., May 12, 2015 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform" or the "Company"), a global, diversified specialty chemicals company, today announced its financial results for the three months ended March 31, 2015.

For the three months ended March 31, 2015:

  Net sales for the quarter increased 191.1% to $534.8 million compared to $183.7 million in the first quarter of 2014. On a pro forma as adjusted basis net sales declined 6.7% from $666.7 million to $622.3 million, attributable primarily to foreign exchange headwinds. On a constant currency basis, pro forma as adjusted net sales were up 9.6% year-over-year.
    Performance Applications segment (which was previously reported as separate Performance Materials and Graphic Solutions segments and now includes all MacDermid operations – see note at the end of this press release): Sales declined 1.9% to $180.3 million from $183.7 million in the first quarter of 2014. On a constant currency basis, sales for this segment grew 5.9% or $10.0 million.
    Agricultural Solutions segment (which was previously reported as AgroSolutions – see note at the end of this press release): Pro forma as adjusted sales declined by 8.5% from $483.0 million in the first quarter of 2014 to $442.0 million. On a constant currency basis, pro forma as adjusted sales grew 11.2% or $44.3 million.
  Pro forma as adjusted EBITDA for the quarter rose 0.5% to $134.6 million compared to $133.9 million from the year-prior period. On a constant currency basis, pro forma as adjusted EBITDA increased 22.0% year-over-year.
    Pro forma as adjusted EBITDA margin was 21.6% compared to a margin of 20.8% in the year-ago period.
  Reported net loss increased to ($26.3) million, compared to ($5.9) million for the same period in 2014. On a pro forma as adjusted basis net income rose 12.8% from $41.2 million to $46.5 million and pro forma as adjusted net income attributable to common shareholders was also up 13.0% to $46.4 million.
  Reported diluted loss per share was $(0.14) against $(0.07) in Q1 2014
  As adjusted diluted earnings per share were $0.21, compared to $0.18 per adjusted diluted earnings per share in the same period of 2014.
  Pro forma as adjusted recurring free cash flow of $(2.1) million, or $(0.01) per adjusted diluted share. This was driven by a significant working capital outflow associated with our agricultural solutions business.

Daniel H. Leever, Platform's Chief Executive Officer, commented, "We had a busy yet exciting start to 2015 as we completed the Arysta acquisition and rapidly began integrating our Agricultural Solutions businesses. Our efforts have already resulted in meaningful synergies, and our strategy to focus on specialty crops in niche sectors enabled us to outperform the sector this quarter. We believe our consolidated double-digit, constant currency growth and strong margin performance is a clear indicator of the momentum and strength we possess across our business lines. While currency remains a substantial headwind, we are actively working to mitigate these pressures. Our strong sales pipeline keeps us on track to meet our 2015 targets and we remain laser focused on driving cash flow generation."

Frank J. Monteiro, Platform's Chief Financial Officer, added, "We are extremely pleased with our financial performance this quarter, especially in the context of a challenging agrochemical industry landscape and currency headwinds. The underlying health of our business is evident from our double-digit constant currency growth. Our strong operating performance is attributable to robust sales of our high margin products in the agrochemical business and healthy demand for products within our Electronic Solutions end market."

Wayne Hewett, Platform's President, noted, "The steps we took this quarter to solidify our management infrastructure and bring together our agrochemicals businesses lay the foundation for our long-term growth and success. Our integration work proceeds steadily, and we believe we have direct line of sight to our targeted $80 million of synergies over the next three years. We expect to realize in excess of $20 million of synergies in the P&L in 2015."

In the first quarter of 2015, Platform closed its acquisition of Arysta LifeScience Limited ("Arysta"). The Company also completed several financings related to this acquisition. These consisted of raising $2.1 billion in debt funding, including an aggregate of approximately $1.5 billion in U.S. dollar and Euro denominated bonds and approximately $750 million of new incremental credit facilities.

The Company has presented both U.S. GAAP and adjusted financials to better provide investors with measures that allow them to more readily compare the performance of the Company. These adjusted amounts aim to provide investors insight into the cash generated from operations after taking into consideration reinvestment in the business for Free Cash Flow, Recurring Free Cash Flow, and Adjusted EBITDA.

Please note: (1) The "pro forma as adjusted" numbers outlined above are aimed at enabling a proper comparison of Platform's financial results between the first quarter of 2014 and the first quarter of 2015. These numbers include certain adjustments made to both periods and assume that Platform owned all acquired businesses (Arysta, the AgroSolutions business of Chemtura Corporation ("CAS"), and Percival S.A., including its agrochemical business, Agriphar ("Agriphar") for the entirety of both periods. The adjustments to Platform's reported numbers are detailed in the financial tables included in this press release. The Company believes that this "pro forma as adjusted" format provides a more complete understanding of its operational results and a meaningful comparison of its performance between periods.

(2) In this first quarter 2015, Platform completed certain changes to its organizational structure, which resulted in the re-classification of its three reportable business segments, Performance Materials, Graphic Solutions and AgroSolutions, into two reportable business segments, Performance Applications and Agricultural Solutions. Platform has re-organized and re-branded its operations by consolidating its Performance Materials and Graphic Solutions segments into the Performance Applications segment. This segment now includes all MacDermid operations. Platform also re-branded AgroSolutions into the Agricultural Solutions segment, which now aggregates Platform's acquired businesses (Arysta, CAS, and Agriphar). The results indicated in this press release reflect this new reporting segment structure.

Conference Call

Platform will host a webcast/dial-in conference call to discuss its first quarter 2015 financial results at 8:00 a.m. (Eastern Time) on Tuesday, May 12, 2015. Participants on the call will include Daniel H. Leever, Chief Executive Officer, Wayne M. Hewett, President, Frank J. Monteiro, Chief Financial Officer, and Benjamin Gliklich, Vice President, Corporate Development, Finance and Investor Relations.

To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 27241592. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

About Platform

Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding Platform's adjusted earnings per share, expected or estimated revenue, the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies and Platform's ability to manage its risk in these areas, and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully complete as well as integrate and obtain the anticipated results and synergies from its consummated and future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2014. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

—FINANCIAL TABLES TO FOLLOW—

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

($ In thousands)

	March 31, 2015	December 31, 2014

Assets
Cash & cash equivalents	$ 297,262	$ 397,280
Restricted cash	--	599,946
Accounts receivable, net of allowance for doubtful accounts of $10,795 and $9,598 at March 31, 2015 and December 31, 2014, respectively	1,059,312	327,346
Inventories	460,944	205,843
Prepaid expenses & other current assets	163,782	47,954
Total current assets	1,981,300	1,578,369

Property, plant & equipment, net	279,958	174,958
Goodwill	2,908,937	1,405,294
Intangible assets, net	2,769,566	1,341,480
Other assets	128,103	57,420
Total assets	8,067,864	4,557,521

Liabilities & Stockholders' Equity
Accounts payable	408,348	106,671
Accrued salaries, wages and employee benefits	38,835	31,319
Revolving credit facilities	173,250	--
Current portion of long-term debt	20,801	15,071
Accrued income taxes payable	27,503	16,668
Accrued acquisition payable	4,244	14,278
Accrued customers rebates and sales incentives	105,878	9,932
Factored liabilities	89,925	--
Other current liabilities	129,591	48,664
Total current liabilities	998,375	242,603

Long-term debt	3,424,418	1,400,823
Long-term deferred income taxes	647,162	202,292
Long term contingent consideration	66,600	63,900
Long-term retirement benefits	45,612	38,845
Other long-term liabilities	113,092	56,460
Total liabilities	5,295,259	2,004,923

Commitments and contingencies

Convertible Series B preferred shares	645,900	--

Stockholders' Equity
Preferred shares (2,000,000 designated as Series A), 5,000,000 shares authorized at March 31, 2015 and December 31, 2014, respectively; 2,000,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	20	20
Common shares, 400,000,000 shares authorized, 192,221,572 and 182,066,980 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,902	1,901
Additional paid-in capital	2,814,307	2,812,375
Accumulated deficit	(250,829)	(224,130)
Accumulated other comprehensive loss	(547,827)	(130,565)
Total stockholders' equity	2,017,573	2,459,601
Non-controlling interests	109,132	92,997
Total equity	2,126,705	2,552,598

Total liabilities and stockholders' equity	$ 8,067,864	$ 4,557,521

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

($ In thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2015	2014

Net sales	$ 534,826	$ 183,726
Cost of sales	327,674	99,504
Gross profit	207,152	84,222

Operating expenses:
Selling, technical, general and administrative	190,398	74,032
Research and development	12,926	6,198
Restructuring	1,634	--
Total operating expenses	204,958	80,230

Operating profit	2,194	3,992

Other (expense) income:
Interest, net	(39,383)	(7,742)
Other income (expense)	35,593	(89)
	(3,790)	(7,831)
Loss before income taxes and non-controlling interests	(1,596)	(3,839)
Income tax provision	(24,687)	(2,109)
Net loss	(26,283)	(5,948)
Net income attributable to the non-controlling interest	(417)	(1,469)
Net loss attributable to common shareholders	(26,700)	(7,417)

Earnings (loss) per share
Basic	$ (0.14)	$ (0.07)
Diluted	$ (0.14)	$ (0.07)

Weighted average shares outstanding (In thousands)
Basic	191,916	107,160
Diluted	191,916	107,160

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP PRO FORMA INCOME STATEMENTS

(In thousands, except per share amounts)				As Adjusted					As Adjusted
	Three Months Ended			Three Months Ended		Three Months Ended			Three Months Ended
(Unaudited)	March 31,	Adjustments		March 31,		March 31,	Adjustments		March 31,
	2015	2015		2015		2014	2014		2014

Net sales	$ 534,826	$ 87,484	a	$ 622,310		$ 183,726	$ 482,973	a	$ 666,699
Cost of sales	327,674	15,330	a	343,004		99,504	285,803	a	385,307
Gross profit	207,152	72,154		279,306		84,222	197,170		281,392

Operating expenses:
Selling, technical, general and administrative	190,398	(29,487)	a	160,911		74,032	85,426	a	159,458
Research and development	12,926	3,485	a	16,411		6,198	9,336	a	15,534
Restructuring	1,634	(1,634)		--		--	--		--
Total operating expenses	204,958	(27,636)		177,322		80,230	94,762		174,992

Operating profit	2,194	99,790		101,984		3,992	102,408		106,400

Other income (expense):
Interest, net	(39,383)	(7,851)	b	(47,234)		(7,742)	(39,500)	b	(47,242)
Other income (expense)	35,593	(27,086)	c	8,507		(89)	--		(89)
	(3,790)	(34,937)		(38,727)		(7,831)	(39,500)		(47,331)
Loss (income) before income taxes and non-controlling interests	(1,596)	64,853		63,257		(3,839)	62,908		59,069
Income tax provision	(24,687)	7,883	d	(16,804)		(2,109)	(15,771)	d	(17,880)
Net (loss) income	(26,283)	72,736		46,453		(5,948)	47,137		41,189
Net loss (income) attributable to the non-controlling interest	(417)	350	e	(67)		(1,469)	1,314	e	(155)
Net (loss) income attributable to common shareholders	(26,700)	73,086		46,386		(7,417)	48,451		41,034

Earnings (loss) per share
Basic	$ (0.14)	--		$ 0.24		$ (0.07)	--		$ 0.21
Diluted	$ (0.14)	--		$ 0.21		$ (0.07)	--		$ 0.18

Weighted average shares outstanding
Basic	191,916	--		191,916		107,160	--		191,916
Diluted	191,916	--		225,723	f	107,160	--		225,723	f

a Adjustment to include Arysta full quarter results for Q1 2015 and Arysta, Chemtura and Agriphar full quarter results for Q1 2014. Refer to separate reconciliation for detail.

b Adjustment to reflect interest expense on debt levels for full quarter.

c Adjustment to reverse net foreign exchange gains primarily on external and intercompany foreign-denominated debt for Q1 2015.

d Adjustment to calculation of estimated effective tax rate of 26.6% and 30.3%, respectively for Q1 2015 and Q1 2014.

e Adjustment for reversal of the income (loss) attributable to the non-controlling interest resulting from the Arysta acquisition for Q1 2015 and the MacDermid acquisition for both Q1 2015 and Q1 2014.

f Non-GAAP Diluted Shares are calculated as follows:

Outstanding shares at March 31, 2015	192,222
Shares that would be issued on conversion of Series B Preferred Shares issued in connection with the Arysta transaction	22,108
Conversion of exchange rights held by selling stockholders of MacDermid	8,620
Common shares equivalent of founder's preferred shares	2,000
Vested Director stock options	175
Equity awards granted	598
Adjusted Diluted shares at March 31, 2015	225,723

PLATFORM SPECIALTY PRODUCTS CORPORATION
DETAIL FOR NON-GAAP PRO FORMA ADJUSTMENTS IN OPERATING PROFIT

(In thousands, except per share amounts)

(Unaudited)	Adjustments	Adjustments
	2015	2014

Adjustments to net sales
Net sales for pre-acquisition periods	$ 87,484	$ 482,973
Total Adjustments to pro-forma net sales	87,484	482,973

Adjustments to cost of sales
Cost of sales for pre-acquisition periods	54,056	299,343
Reversal of manufacturer's profit in inventory purchase accounting adjustments	(36,100)	(11,956)
Adjustment to reverse incremental depreciation expense from acquisitions	(2,626)	(1,584)
Total Adjustments to pro-forma cost of sales	15,330	285,803

Adjustments to selling, technical, general and administrative expense
Selling, technical, general and administrative expense for pre-acquisition periods	38,752	105,081
Adjustment to reverse contingent consideration fair value adjustment	(2,700)	(13,035)
Adjustment to reverse transaction costs associated with acquisitions	(31,292)	--
Adjustment to reverse incremental amortization expense from acquisitions	(34,247)	(6,620)
Total Adjustments to pro-forma selling, technical, general and administrative expense	(29,487)	85,426

Adjustments to research and development expense
Research and development expense for pre-acquisition periods	3,485	9,336
Total Adjustments to pro-forma research and development expense	$ 3,485	$ 9,336

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

($ In thousands)

	Three Months Ended
	March 31,	March 31,
	2015	2014

Cash flows from operating activities:
Net loss	$ (26,283)	$ (5,948)
Adjustments to reconcile net loss from operations to net cash flows provided by operating activities:
Depreciation & amortization	47,936	16,890
Non-cash fair value adjustment to contingent consideration	2,700	13,000
Manufacturer's profit in inventory adjustment	36,100	11,956
Other, net	(1,177)	(2,132)

Changes in assets & liabilities, net of acquisitions
Changes in working capital	(61,159)	(4,877)
Other assets and liabilities	(68,168)	(7,824)
Net cash flows (used in) provided by operating activities	(70,051)	21,065

Cash flows from investing activities:
Capital expenditures, net	(20,842)	(2,025)
Acquisition of business, net	(2,789,155)	5,941
Change in restricted cash	599,946	--
Investment in registrations of products	(8,399)	--
Other, net	155	(1,114)
Net cash flows (used in) provided by investing activities	(2,218,295)	2,802

Cash flows from financing activities:
Proceeds from issuance of long term debt	2,084,011	--
Change in revolving credit facilities, net	157,946	--
Repayments of borrowings	(3,634)	(2,013)
Proceeds from issuance of common stock, net	1,023	172,463
Payment of debt financing fees, net	(44,592)	--
Other, net	4,134	(191)
Net cash flows provided by financing activities	2,198,888	170,259

Effect of exchange rate changes on cash and cash equivalents	(10,560)	(562)

Net (decrease) increase in cash and cash equivalents	(100,018)	193,564

Cash and cash equivalents at beginning of period	397,280	123,040
Cash and cash equivalents at end of period	$ 297,262	$ 316,604

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO PRO-FORMA RESULTS

(in millions)	Q1 2014	Q1 2015
Pro forma net income	$ 41.0	$ 46.4

Adjustments to reconcile to pro-forma net income:
Income tax expense	17.9	16.8
Interest expense	47.2	47.2
Depreciation and amortization expense	27.4	24.1
Other expense	0.4	0.1

Pro-Forma Adjusted EBITDA	$ 133.9	$ 134.6
CONTACT: Source/Investor Relations Contact:

         Benjamin Gliklich
         Vice President, Corporate Development,
         Finance and Investor Relations
         Platform Specialty Products Corporation
         +1-561-406-8465

         Media Contacts:
         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368